UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2016

ARQULE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

One Wall Street

Burlington, MA 01803

(Address of principal executive offices) (Zip Code)

(781) 994-0300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Capital on Demand™ Sales Agreement

On October 25, 2016, ArQule, Inc. (“ArQule” or “Company”), entered into a Capital on Demand™ Sales Agreement (the “Agreement”) with JonesTrading Institutional Services LLC (the “Agent”). Pursuant to the terms of the Agreement, the Company may sell from time to time through the Agent shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), with an aggregate sales price of up to $30 million (the “Shares”).

Any sales of Shares pursuant to the Agreement will be made under the Company’s effective “shelf” registration statement (the “Registration Statement”) on Form S-3 (File No. 333-213456) which became effective on October 5, 2016 and the related prospectus supplement and the accompanying prospectus, as filed with the Securities and Exchange Commission (the “SEC”) on October 25, 2016.

Under the Agreement, the Company may sell Shares through the Agent by any method permitted that is deemed an “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Global Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law.

Sales of the Shares, if any, may be made at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, and subject to such other terms as may be agreed upon at the time of sale including a minimum sales price that may be stipulated by the Company’s Board of Directors, a duly authorized committee thereof or the duly authorized proper officers. The Company or the Agent upon notice to the other, may suspend the offering of the Shares under the Agreement. The offering of the Shares pursuant to the Agreement will terminate upon the sale of Shares in an aggregate offering amount equal to $30 million, or sooner if either the Company or the Agent terminate the Agreement pursuant to its terms.

The Company will pay the Agent a commission of up to 3.0% of the aggregate gross sales price of the Shares sold under the Agreement and expense reimbursement up to $30,000, including for fees and disbursements of counsel to the Agent. The Company has also provided the Agent with customary indemnification rights. The Company is not obligated to make any sales of Common Stock under the Agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Agreement is also incorporated by reference into the Registration Statement.

A copy of the opinion of Arnold & Porter LLP relating to the legality of the shares of Common Stock issuable under the Agreement, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is also incorporated by reference into the Registration Statement.

The above disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
1.1	Capital on Demand™ Sales Agreement, dated October 25, 2016, by and between the Company and JonesTrading Institutional Services LLC.

5.1	Opinion of Arnold & Porter LLP.

23.1	Consent of Arnold & Porter LLP (included in the opinion filed as Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ArQule, Inc. (Registrant)

By:	/s/ Peter S. Lawrence
Peter S. Lawrence President
Chief Operating Officer

Date: October 25, 2016

EXHIBIT INDEX

Exhibit Number

1.1	Capital on Demand™ Sales Agreement, dated October 25, 2016, by and between the Company and JonesTrading Institutional Services LLC.
5.1	Opinion of Arnold & Porter LLP.
23.1	Consent of Arnold & Porter LLP (included in the opinion filed as Exhibit 5.1).